Exhibit 10.3

CONTINENTAL BUILDING PRODUCTS, INC.
GRANT NOTICE FOR 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD
FOR GOOD AND VALUABLE CONSIDERATION, Continental Building Products, Inc. (the “Company”), hereby grants to Participant named below the number of restricted stock units specified below (the “Award”). Each restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Continental Building Products, Inc. 2014 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.
Name of Participant:
Grant Date:
Number of restricted stock units:
Vesting Schedule:
By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

CONTINENTAL BUILDING PRODUCTS, INC.           ____________________________________
                            Participant Signature

By      _______________________________________________
Title:      _______________________________________________      Address (please print):
                        ____________________________________
                        ____________________________________
                        ____________________________________

CONTINENTAL BUILDING PRODUCTS, INC.
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Continental Building Products, Inc. 2014 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF RESTRICTED STOCK UNITS
Continental Building Products, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) with each Restricted Stock Unit representing the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING OF RESTRICTED STOCK UNITS

(a)
The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”

(b)
Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon a Participant’s Termination of Employment due to Participant’s death, disability or retirement after age 65, or upon a Termination of Employment by the Company without Cause on or within 24 months following the occurrence of a Change in Control, 100% of Unvested RSUs shall become Vested RSUs on the date of such Termination of Employment. Upon a Participant’s Termination of Employment for any other reason, including a Termination of Employment by the Company without Cause that occurs prior to the occurrence of a Change in Control, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment.

3.	SETTLEMENT OF RESTRICTED STOCK UNITS

(a)
Subject to Section 6 of these Standard Terms and Conditions and except as otherwise provided in Section 3(b), on or within 30 days following the date that Restricted Stock Units become Vested RSUs (whether pursuant to the vesting schedule set forth in the Grant Notice or pursuant to Section 2 of these Standard Terms and Conditions), the Company shall issue and deliver to the Participant the number of shares of Common Stock equal to the number of Vested RSUs, and enter the Participant’s name on the books of the Company or of a duly authorized transfer agent of the Company as the stockholder of record with respect to the shares of Common Stock delivered to the Participant.

(b)
Notwithstanding the foregoing or anything to the contrary in these Standard Terms and Conditions, to the extent Participant has attained or will attain age 65 after the Grant Date and prior to last scheduled vesting date set forth in the Grant Notice, the settlement of any shares of Common Stock will occur on or within 30 days following the date the Restricted Stock Units become Vested RSUs pursuant to the original vesting schedule as set forth in the Grant Notice and will not be subject to acceleration (with respect to settlement) in the event of Participant’s Termination of Employment, and, further, will be subject, if applicable, to the Specified Employee Delay pursuant to Section 24 of the Plan. For purposes of Section 409A of the Code, each installment payment provided under the Award will be treated as a separate payment.

4.	RIGHTS AS STOCKHOLDER
Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Restricted Stock Units unless and until shares of Common Stock settled for such Restricted Stock Units shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (a) the time when the Restricted Stock Units become nonforfeitable and payable in accordance with the terms hereof or (b) the time when the Participant’s right to receive Common Stock upon payment of Restricted Stock Units is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Participant shall be entitled to a number of additional whole Restricted Stock Units determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of Restricted Stock Units (including dividend equivalents paid thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units to which the dividend equivalents were credited.

5.	RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.	INCOME TAXES
To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the Restricted Stock Units. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

7.	NON-TRANSFERABILITY OF AWARD
The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

8.	OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

9.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

10.	GENERAL

(a)
In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b)
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c)	These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d)	These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e)
In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f)	All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

11.	ELECTRONIC DELIVERY
By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.

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